Exhibit 10.1

SUBSCRIPTION AGREEMENT

Chavant Capital Acquisition Corp.

445 Park Avenue, 9th Floor
New York, NY 10022

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between Chavant Capital Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands (together with any successor thereto, including after the Domestication (as defined below), the “Company”), and Mobix Labs, Inc., a Delaware corporation (“Mobix”), Chavant Capital Partners LLC, the undersigned subscriber (the “Subscriber”) desires to subscribe for and purchase from the Company, and the Company desires to sell and issue to the Subscriber, that number of shares of Class A common stock of the Company (after giving effect to the Domestication), par value $0.00001 per share (referred to herein as the “Common Shares”), set forth on the signature page hereof for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Shares subscribed for by the Subscriber being referred to herein as the “Purchase Price”), on the terms and subject to the conditions contained herein. In connection with the Transaction, certain other “accredited investors” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) or “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) may enter into separate subscription agreements with the Company with terms no more favorable than the terms of this Subscription Agreement (the “Other Subscription Agreements”), pursuant to which such investors (the “Other Subscribers”), together with the Subscriber pursuant to this Subscription Agreement, would severally and not jointly, agree to purchase on the closing date of the Transaction (the “Transaction Closing Date”) additional Common Shares at the Per Share Price (the Subscriber, together with any Other Subscribers, are referred to herein collectively as the “Subscribers”). In connection therewith, the Subscriber and the Company agree as follows:

1. Subscription; Additional Shares.

a. Subject to the terms and conditions set forth in this Subscription Agreement, the Subscriber hereby subscribes for and agrees to purchase from the Company at the Subscription Closing (as defined herein), and the Company agrees to issue and sell to the Subscriber, such number of Common Shares as is set forth on the signature page of this Subscription Agreement (the “Shares”).

b. In the event that the Adjustment Period VWAP (as defined herein) is less than $10.00 per Share (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction), Subscriber (or its permitted assigns) shall be entitled to receive from the Company a number of additional newly issued Common Shares equal to the product of (x) the number of Common Shares issued to Subscriber (or its permitted assigns) on the Transaction Closing Date that Subscriber (or its permitted assigns) holds on the Measurement Date (as defined herein), multiplied by (y) a fraction, (A) the numerator of which is $10.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction) minus the Adjustment Period VWAP, and (B) the denominator of which is the Adjustment Period VWAP (such additional shares, the “Additional Shares”). Notwithstanding anything to the contrary herein, no fraction of a Common Share will be issued pursuant to this Section 1(b), and if Subscriber (or its permitted assigns) would otherwise be entitled to a fraction of a Common Share, the number of Additional Shares to be issued to Subscriber (or its permitted assigns) will instead be rounded down to the nearest whole Common Share, without payment in lieu of such fractional Common Share. The Subscriber acknowledges and agrees that, as a result of the Domestication, the Additional Shares, if any, issued pursuant to this Section 1(b) shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).

c. For purposes of this Subscription Agreement: (i) the “Adjustment Period VWAP” means the higher of (x) the average of the VWAP of a Common Share, determined for each of the Trading Days during the Adjustment Period (as defined herein), and (y) $7.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction); (ii) the “Adjustment Period” means the thirty (30) calendar day period beginning on and including the date that is thirty (30) calendar days after the Resale Shelf Effectiveness Date; (iii) “business day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York or governmental authorities in the Cayman Islands (for so long as Company remains domiciled in Cayman Islands) are authorized or required by law to close; (iv) the “Measurement Date” means the last day of the Adjustment Period; (v) “Stock Exchange” means the securities exchange or market, if any, on which the Common Shares are then listed; (vi) “Trading Day” means any day on which (A) there is no VWAP Market Disruption Event and (B) trading in the Common Shares generally occurs on the Stock Exchange; provided that, if the Common Shares are not so listed or traded on a Stock Exchange, then “Trading Day” means a business day; (vii) “VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the Stock Exchange to open for trading during its regular trading session on such date or (B) the occurrence or existence, for more than a one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date; (viii) “VWAP” means, for any Trading Day, the per share volume weighted average price of the Common Shares as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one Common Share on such Trading Day, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by the Company); and (ix) “Resale Shelf Effectiveness Date” means the date on which the Initial Registration Statement (as defined herein) is declared effective by the Commission (as defined below). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

2. Closing; Additional Closing.

a. The consummation of the sale of the Shares contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Subscription Closing shall occur on the date of, and immediately prior to, the Transaction Closing, but after the Company’s de-registration as an exempted company in the Cayman Islands and domestication into the State of Delaware pursuant to the applicable provisions of the Cayman Islands Companies Act (As Revised) and the Delaware General Corporation Law, as amended (the “Domestication”). Not less than five business days prior to the scheduled Transaction Closing Date, the Company shall provide written notice to the Subscriber (the “Closing Notice”) (i) setting forth the scheduled Transaction Closing Date and (ii) stating that the Company reasonably expects all conditions to the Transaction Closing to be satisfied or waived.. On the Transaction Closing Date, the Company shall deliver to the Subscriber (i) the Shares in book-entry form, or, if required by the Subscriber, certificated form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws as set forth herein), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii) a copy of the records of the Company’s transfer agent showing the Subscriber (or such nominee or custodian) as the owner of the Shares on and as of the Transaction Closing Date. Upon delivery of the Shares to the Subscriber (or its nominee or custodian, if applicable), the Purchase Price shall be deemed paid pursuant to the Sponsor Letter Agreement to be entered into among the Sponsor, the Company and Mobix, on or before the Transaction Closing Date, with respect to the forgiveness of certain indebtedness and other obligations owed to the Sponsor (the “Sponsor Letter Agreement”), automatically and without further action by the Company or the Subscriber.

Notwithstanding the foregoing in this Section 2, if the Subscriber informs the Company (1) that it is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures provided above, the following shall apply: the Subscriber shall deliver as soon as practicable prior to the Transaction Closing on the Transaction Closing Date, following receipt of evidence from the Company’s transfer agent of the issuance to the Subscriber of the Shares, on and as of the Transaction Closing Date, the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds to an account of the Company as specified by the Company in the Closing Notice against delivery by the Company to the Subscriber of the Shares in book entry form, or if required by the Subscriber, certificated form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws as set forth herein), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) and evidence from the Company’s transfer agent of the issuance to the Subscriber of the Shares on and as of the Transaction Closing Date.

If the Transaction Closing does not occur within two business days following the Subscription Closing, the Purchase Price shall deemed to be returned to the Subscriber, and any book-entries or certificates representing the Shares shall be deemed repurchased and cancelled (and, in the case of certificated shares, the Subscriber shall promptly return such certificates to the Company or, as directed by the Company, to the Company’s representative or agent); provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such deemed return of consideration shall not terminate this Subscription Agreement, and the Subscriber shall remain obliged to (i) pay the Purchase Price to the Company, as applicable, in accordance with this Section 2 following the Company’s delivery to the Subscriber of a new Closing Notice not less than two business days prior to the new scheduled Transaction Closing Date and (ii) consummate the Subscription Closing immediately prior to or substantially concurrently with the Transaction Closing.

If this Subscription Agreement terminates in accordance with Section 8 hereof following the delivery by the Subscriber of the Purchase Price for the Shares, the Purchase Price shall be deemed to be returned to the Subscriber.

b. If applicable, the issuance of the Additional Shares contemplated hereby (the “Additional Closing” and together with the Subscription Closing, each, a “Closing”) shall occur on the fifth (5th) business day following the Measurement Date (the “Additional Closing Date” and together with the date of the Subscription Closing, each, a “Closing Date”). On the Additional Closing Date, the Company shall, upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 3, issue the Additional Shares to Subscriber and shall deliver (i) the Additional Shares in book entry form or, if required by the Subscriber, certificated form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws as set forth herein), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii) a copy of the records of the Company’s transfer agent showing the Subscriber (or such nominee or custodian) as the owner of the Common Shares on and as of the Additional Closing Date.

3. Closing Conditions.

a. The obligations of the Company to consummate the transactions contemplated hereunder are subject to the conditions that, at the applicable Closing Date:

i.	all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of such Closing Date as though made on such Closing Date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such specified date) (collectively, the “Subscriber Bring-Down Condition”), and the Subscriber agrees that consummation of the transactions contemplated hereunder on such Closing Date shall constitute a certification by the Subscriber to the Company that the Subscriber Bring-Down Condition has been satisfied; and
ii.	the Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement to be performed or complied with by the Subscriber at or prior to such Closing Date.

b. The obligations of the Subscriber to consummate the transactions contemplated hereunder are subject to the conditions that, at the applicable Closing Date:

i.	all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of such Closing Date as though made on such Closing Date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such specified date) (collectively, the “Company Bring-Down Condition”), and the Company agrees that consummation of the transactions contemplated hereunder on such Closing Date shall constitute a certification by the Company to the Subscriber that the Company Bring-Down Condition has been satisfied;

ii.	the Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement;
iii.	no amendment, modification or waiver of any provision of the Transaction Agreement (as defined below and as the same exists on the date hereof) shall have occurred that reasonably would be expected to materially and adversely affect the economic benefits that the Subscriber reasonably would expect to receive under this Subscription Agreement, without having received the Subscriber’s prior written consent, which such prohibition, for the avoidance of doubt, shall not include the waiver of any minimum cash condition set forth in the Transaction Agreement by the Company and/or Mobix;
iv.	no amendment, modification or waiver of one or more of the Other Subscription Agreements (including via a side letter or other agreement) shall be executed that materially benefits one or more Other Subscribers unless the Subscriber has been offered the same benefits; and
v.	the Company shall have filed with the Nasdaq Stock Market LLC (“Nasdaq”), no later than fifteen calendar days prior to the Transaction Closing Date, a listing of additional shares notification for the listing of the Shares, in accordance with Nasdaq Listing rule 5250 (e)(2).

c. The obligations of each of the Company and the Subscriber to consummate the transactions contemplated hereunder are subject to the conditions that, at the applicable Closing:

i.	no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;
ii.	all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares) required to be made in connection with the issuance and sale of the Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent the Company from consummating the transactions contemplated hereby, including the issuance and sale of the Shares;
iii.	in the case of the Subscription Closing, all conditions precedent to the Transaction Closing set forth in the Transaction Agreement (as in effect on the date hereof), including the approval of the Company’s shareholders and regulatory approvals, if any, shall have been satisfied or waived as determined by the parties to the Transaction Agreement (other than those conditions which, by their nature, are to be satisfied by a party to the Transaction Agreement at the Transaction Closing, but subject to satisfaction or waiver by such party of such conditions as of the Transaction Closing), and the Transaction Closing shall have been or will be scheduled to occur substantially concurrently with the Subscription Closing; and

iv.	no suspension of the qualification of the Shares for offering or trading in any jurisdiction, or initiation or written threats of any proceedings for any of such purposes, shall have occurred and be continuing.

d.	The Subscriber agrees that upon the occurrence of each Closing, any condition to the Subscriber’s obligations to consummate the transactions hereunder set forth in Sections 3(b) or 3(c) hereof that was not satisfied as of such Closing shall be deemed to have been waived by the Subscriber; provided, however, that such waiver shall only be deemed to be given if and to the extent the Subscriber has actual knowledge of the condition not being satisfied (with no obligation on the part of the Subscriber to make any inquiry as to the satisfaction of any such condition).

e.	Prior to or at each Closing Date, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

4. Further Assurances. At each Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Company Representations and Warranties. For purposes of this Section 5, with respect to the Subscription Closing, the term “Company” shall refer to the Company as of the date hereof and, for purposes of only the representations contained in paragraphs (h), (l), (p) and (q) of this Section 5, the combined company after giving effect to the Transaction. For purposes of this Section 5, with respect to any Additional Closing, the term “Company” shall refer to the combined company after giving effect to the Transaction, as applicable. The Company represents and warrants to the Subscriber that:

a. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, and, after giving effect to the Domestication, the Company will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the date hereof, CLAY Merger Sub II, Inc., a Delaware corporation (the “Merger Sub”), is the only subsidiary of the Company, which Merger Sub is expected to merge with and into Mobix, with Mobix surviving such merger. Except for the Merger Sub (or, after the completion of the Transaction, Mobix), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person. There are no outstanding contractual obligations of the Company to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

b. The Shares have been duly authorized by the Company and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, will be free and clear of any liens or other restrictions whatsoever (other than those specified hereunder) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents (as in effect as of immediately prior to the Transaction Closing) or under the applicable laws.

c. As of the date hereof, the authorized share capital of the Company consists of (i) 200,000,000 ordinary shares, par value $0.0001, and (ii) 1,000,000 preference shares, par value $0.0001 per share. As of the date hereof, (i) 2,778,912 ordinary shares, par value $0.0001 per share, were issued and outstanding (including ordinary shares contained within the Company’s units), all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no ordinary shares are held in the treasury of the Company, and (iii) 9,400,000 ordinary shares are reserved for future issuance in respect of exercise of the Company’s outstanding warrants at an exercise price of $11.50 per ordinary share. Except as described in the SEC Documents (as defined herein), there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity securities of the Company. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or the Additional Shares pursuant to this Subscription Agreement or (ii) the shares to be issued pursuant to any Other Subscription Agreement, except such anti-dilution rights as may be triggered pursuant to Section 4.3.2 or 4.8 of the Warrant Agreement, dated July 19, 2021, by and between the Company and Continental Stock Transfer & Trust Company. Except pursuant to this Subscription Agreement, the Other Subscription Agreements, the Transaction Agreement, securities that may be issued by the Company pursuant to those certain unsecured convertible promissory notes (or any similar unsecured convertible promissory notes) in the aggregate principal amount up to $1,500,000 issued by the Company in exchange for working capital loans from the Company’s sponsor and other affiliates and as described in the SEC Documents (and, following the consummation of the Transaction, as set forth in the Transaction Agreement and the schedules thereto), there are no outstanding options, warrants, or other rights to subscribe for, purchase or acquire from the Company any ordinary shares or, after giving effect to the Domestication, the Common Shares or any other equity interests in the Company, or securities convertible into or exchangeable or exercisable for any such equity interests. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company other than as set forth in the SEC Documents, and as contemplated by the Transaction Agreement or described in the schedules thereto (as in effect on the date hereof).

d. The Shares are not, and following the Transaction Closing and each Closing Date will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the Subscriber to pledge, sell, assign or otherwise transfer the Shares under any organizational document, policy or agreement of, by or with the Company, but excluding the restrictions on transfer described in paragraph 6(c) of this Subscription Agreement with respect to the status of the Shares as “restricted securities” pending their registration for resale or transfer under the Securities Act in accordance with the terms of this Subscription Agreement.

e. This Subscription Agreement and the Transaction Agreement have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the same by the Subscriber, are the legally binding obligations of the Company and are enforceable in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, winding up, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

f. The execution, delivery and performance of the Subscription Agreement, the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or its subsidiary pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan or credit agreement, guarantee, note, bond, permit, lease, license or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company is subject, which would, in any case, reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company and its subsidiary, taken as a whole, and including the combined company after giving effect to the Transaction, or prevent, materially impair, materially delay or materially impede the ability of the Company to enter into and timely perform its obligations under this Subscription Agreement or the Transaction Agreement, or materially affect the validity of the Shares or the legal authority or ability of the Company to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect.

g. Assuming the accuracy of the representations and warranties of the Subscriber set forth in Section 6 of this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, including with respect to obtaining shareholder approval, (iv) filings required to consummate the Transaction as provided under the definitive documents relating to the Transaction, (v) the filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) where the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

h. The Company is in compliance with all applicable law, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect.

i. As of the date hereof, the issued and outstanding ordinary shares of the Company are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “CLAY” (it being understood that the trading symbol will be changed in connection with the Transaction Closing). There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission, respectively, to prohibit or terminate the listing of the ordinary shares or, after giving effect to the Domestication, the Common Shares on Nasdaq, suspend trading of such shares on Nasdaq or to deregister such shares under the Exchange Act. The Company has taken no action that is designed to terminate or expected to result in the termination of the registration of such shares under the Exchange Act. At each Closing Date and upon consummation of the Transaction, the issued and outstanding Common Shares of the Company, including the Shares, will be registered pursuant to Section 12(b) of the Exchange Act, and the Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

j. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Subscriber or to any Other Subscriber pursuant to the Other Subscription Agreements. The Shares offered hereby and pursuant to each Other Subscription Agreement (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. A copy of each form, report, statement, schedule, prospectus, registration statement and other document, if any, filed by the Company with the Commission since its initial registration of the ordinary shares under the Exchange Act (the “SEC Documents”) is available to the Subscriber via the Commission’s EDGAR system, which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to the information about the Company’s affiliates contained in the Registration Statement on Form S-4 and related proxy statement (or other SEC document) to be filed by the Company in connection with the Transaction, the representation and warranty in this sentence is made to the Company’s knowledge. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the ordinary shares under the Exchange Act. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. As of the date hereof and upon the Transaction Closing Date, there are no material outstanding or unresolved comments in comment letters from the Staff with respect to any of the SEC Documents.

l. Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

m. Other than the Other Subscription Agreements that the Company may enter into prior to the Subscription Closing, the Company has not entered into and will not enter into any agreement or side letter with any Other Subscriber in connection with such Other Subscriber’s direct or indirect investment in the Company in connection with the Subscription Closing, and such Other Subscription Agreements will not be amended in any material respect following the date of this Subscription Agreement and will reflect the same Per Share Purchase Price and terms that are not more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement. The Other Subscription Agreements will not, without the prior written consent of the Subscriber, be amended in any material respect following the date of this Subscription Agreement.

n. Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration of the offer and sale of the Shares or would require registration of the issuance of the Shares under the Securities Act.

o. Neither the Company, nor any person acting on its behalf has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. No person has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

p. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act.

q. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Company’s organizational documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

r. None of the Company or any of its directors and officers is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any sanctions-related Executive Order issued by the President of the United States and administered by OFAC (collectively, the “OFAC List”), or a person or entity prohibited by any OFAC sanctions program, or (ii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank.

6. Subscriber Representations and Warranties. The Subscriber represents and warrants to the Company that:

a. The Subscriber is (i) a “qualified institutional buyer” (as defined under the Securities Act) or (ii) an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A, and is acquiring Common Shares only for such Subscriber’s own account and not for the account of others, or if the Subscriber is acquiring the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or accredited investor, and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto).

b. The Subscriber (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares.

c. The Subscriber understands that the Shares (and any Additional Shares) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Common Shares have not been registered under the Securities Act. The Subscriber understands that the Shares (and any Additional Shares) may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale or transfer pursuant to the so-called “Section 4(a)(11⁄2)” exemption), and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing the Shares (and any Additional Shares) shall contain a legend to such effect. The Subscriber acknowledges that the Shares (and any Additional Shares) will not be immediately eligible for resale or transfer pursuant to Rule 144 promulgated under the Securities Act, that Rule 144 will not be available until 12 months following the closing and, as a result, the Subscriber may not be able to readily resell or transfer the Shares (and any Additional Shares) and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that such Subscriber has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares (and any Additional Shares).

d. The Subscriber understands and agrees that the Subscriber is purchasing Common Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Company, its officers or directors, or any other party to the Transaction or person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

e. Either (A) the Subscriber is not, and will not be acquiring or holding any Common Shares with the assets of, (i) an employee benefit plan (described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, (ii) a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including, without limitation, an individual retirement account) that is subject to Section 4975 of the Code or to any other federal, state, local, non-U.S. or other law or regulation that is similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), (iii) a plan, fund or other similar program that is established or maintained outside of the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, or (iv) an entity whose assets constitute the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or otherwise or (B) the Subscriber’s acquisition and holding of the Common Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

f. The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review, such audited and unaudited financial information of the Company and Mobix and such other information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. The Subscriber acknowledges that the financial information of Mobix supplied to the Subscriber prior to the date hereof in respect of the fiscal year ended September 30, 2022 is unaudited and subject to change. Without limiting the generality of the foregoing, the Subscriber acknowledges that such Subscriber has reviewed the risk factors provided to the Subscriber by the Company. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

g. The Subscriber became aware of this offering of the Common Shares solely by means of direct contact between the Subscriber and the Company or a representative of the Company, and the Common Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company or a representative of the Company. The Subscriber did not become aware of this offering of the Common Shares, nor were the Common Shares offered to the Subscriber, by any other means. The Subscriber acknowledges the Company’s representation and warranty that the Common Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

h. The Subscriber acknowledges that such Subscriber is aware that there are substantial risks incident to the purchase and ownership of the Shares (and any Additional Shares). The Subscriber is able to fend for himself, herself or itself in the transactions completed herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of such investment in the Shares and is able to sustain a complete loss of such investment. The Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

i. Alone, or together with any professional advisor(s), the Subscriber has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

j. In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber and the representations, warranties and covenants contained herein. Subscriber acknowledges and agrees that Subscriber had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares.

k. The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

l. The Subscriber is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into and perform its obligations under this Subscription Agreement.

m. The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and will not violate any provisions of the Subscriber’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

n. Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares (and any Additional Shares) nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

o. The Subscriber, its affiliates, their agents, and any other persons acting on their behalf is not (i) a person or entity named on the OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) is not owned, controlled, or acting on behalf of a person or entity prohibited by any OFAC sanctions program, (iii) located, operating, or resident in any country or territory subject to comprehensive sanctions (currently, the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria), or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, the Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived. To the extent applicable, the Subscriber further represents and warrants that the Subscriber: (x) has conducted thorough due diligence with respect to all of its beneficial owners, (y) has established the identities of all beneficial owners and the source of each of the beneficial owners’ funds and (z) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, including the BSA/Patriot Act, the Company may be required to collect documentation verifying the Subscriber’s identity and the source of funds used to acquire an interest before, and from time to time after, acceptance by the Company of this Subscription Agreement. The Subscriber further represents and warrants that the Subscriber does not know or have any reason to suspect that (I) the monies used to fund the Subscriber’s investment herein have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities, or (II) the proceeds from the Subscriber’s investment herein will be used to finance any illegal activities.

p.[Reserved].

q.[Reserved].

7. Registration Rights.

a. The Company agrees that, within forty-five (45) calendar days after the Transaction Closing (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale or transfer of the Shares (the “Initial Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of, (i) if the Commission notifies the Company that it will “review” the Initial Registration Statement, the ninetieth calendar day following the earlier of (A) the Filing Deadline and (B) the initial filing date of the Initial Registration Statement, and (ii) the tenth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be “reviewed” or will not be subject to further review. If not included in the Initial Registration Statement, in the event that any Additional Shares issued to Subscriber pursuant to the terms of this Subscription Agreement are not permitted by the Commission to be registered on the Initial Registration Statement, the Company agrees that, within thirty (30) business days following the Additional Closing Date (the “Additional Filing Deadline” and, together with the initial Filing Deadline, each, a “Filing Deadline”), the Company will submit to or file with the Commission a registration statement for a shelf registration on Form S-1 or Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration) (an “Additional Registration Statement” and, together with the Initial Registration Statement, each, a “Registration Statement”), in each case, covering the resale of the Additional Shares acquired by the Subscriber pursuant to this Subscription Agreement which are eligible for registration (determined as of two business days prior to such submission or filing). The Company’s obligations to include the Shares or Additional Shares, as applicable, in a Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Shares or Additional Shares, as applicable as shall be reasonably requested in writing by the Company to effect the registration of the Shares or the Additional Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, however, that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares or Additional Shares, as applicable. With respect to the information to be provided by the Subscriber pursuant to this Section 7, the Company shall request such information prior to the anticipated initial filing date of a Registration Statement. The Company will provide a draft of a Registration Statement to the Subscriber for review at least two (2) business days in advance of its anticipated initial filing date. Notwithstanding the foregoing, if the Commission prevents the Company from including in a Registration Statement any or all of the Shares or Additional Shares due to limitations on the use of Rule 415 of the Securities Act for the resale or transfer of the Shares by the applicable stockholders or otherwise, the Registration Statement shall register for resale or transfer such number of Common Shares which is equal to the maximum number of Shares (and Additional Shares, as applicable) as is permitted by the Commission. In such event, the number of Shares (and Additional Shares, as applicable) to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders, and as promptly as practicable after being permitted to register additional Shares (and Additional Shares, as applicable) under Rule 415 under the Securities Act, the Company shall file a new Registration Statement to register such Shares not included in a filed Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 7. If the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of any Registration Statement, or another shelf registration statement that includes the Shares (and Additional Shares, as applicable) to be sold pursuant to this Subscription Agreement, until the earliest of (i) the date on which all such Shares, and any Additional Shares, issued to Subscriber have actually been sold, (ii) the date which is three years after the relevant Registration Statement filed hereunder is declared effective and (iii) the date on which the Shares (and Additional Shares, as applicable) may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act. For purposes of clarification, any failure by the Company to file any Registration Statement by a Filing Deadline or to effect such Registration Statement by date of effectiveness shall not otherwise relieve the Company of its obligations to file or cause the effectiveness of any Registration Statement set forth in this Section 7. For purposes of this Section 7, “Shares” or “Additional Shares” shall mean, as of any date of determination, the Common Shares acquired by the Subscriber pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any affiliate of the Subscriber to which the rights under this Section 7 have been duly assigned.

b. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of any Registration Statement, and from time to time to require the Subscriber not to sell under any Registration Statement or to suspend the effectiveness thereof, if the filing, initial effectiveness or continued use of any Registration Statement at any time would require the Company to make an Adverse Disclosure (as defined below) or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control (each, a “Suspension Event”). In such case, the Company may, upon giving prompt written notice of such action to the Subscriber, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than two occasions or for more than ninety (90) consecutive days, or more than one hundred and fifty (150) total calendar days, in each case during any twelve-month period, determined in good faith by the Company to be necessary for such purpose. Upon receipt of any such written notice from the Company or upon written notice from the Company that any Registration Statement or related prospectus contains a Misstatement (as defined below), the Subscriber agrees that (i) it will immediately discontinue offers and sales of the Common Shares under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until (A) the Subscriber receives copies of a supplemental or amended prospectus (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice) that corrects the Misstatement referred to above and receives notice that any post-effective amendment has become effective or (B) is otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 7(b). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of the Subscriber in connection with any sale of Shares (and Additional Shares, as applicable) with respect to which the Subscriber has entered into a contract for sale prior to Subscriber’s receipt of the notice of a Suspension Event and which has not yet settled. If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares (and Additional Shares, as applicable) in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares (and any Additional Shares) shall not apply (i) to the extent the Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company or the Company’s board of directors, after consultation with counsel to the Company, (x) would be required to be made in any Registration Statement or the related prospectus in order for such Registration Statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, (y) would not be required to be made at such time if any Registration Statement were not being filed, declared effective or used, as the case may be, and (z) the Company has a bona fide business purpose for not making such information public. “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made in any Registration Statement or the related prospectus, in the light of the circumstances under which they were made, not misleading.

c. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall inform the Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i)	Advise the Subscriber as promptly as reasonably practicable:

A.	when any Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;
B.	of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
C.	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

D.	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares (and Additional Shares, as applicable) included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
E.	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Subscriber of such events, provide the Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Subscriber of the occurrence of the events listed in (A) through (E) above constitutes material, nonpublic information regarding the Company and Subscriber is notified that such events are material, nonpublic information at the time of notification;

(ii)	use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iii)	upon the occurrence of any Suspension Event, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of any Registration Statement, the Company shall use its reasonable best efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares (and Additional Shares, as applicable) included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv)	use its reasonable best efforts to cause all Shares (and any Additional Shares) to be listed on each securities exchange or market, if any, on which the Common Shares issued by the Company have been listed.

d. The Company will use commercially reasonable efforts to file in a timely manner (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports and other documents under the Exchange Act necessary to enable the Subscriber to resell the Shares (and Additional Shares, as applicable), pursuant to the Registration Statement. For as long as the Subscriber holds Shares (and Additional Shares, as applicable), the Company will use commercially reasonable efforts to file in a timely manner (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports and other documents under the Exchange Act necessary to enable the Subscriber to resell the Shares (and Additional Shares, as applicable) pursuant to Rule 144. The Company shall, at its sole expense, upon appropriate notice from the Subscriber stating that Shares (and Additional Shares, as applicable) have been sold or transferred pursuant to an effective Registration Statement or Rule 144, timely prepare and deliver certificates or evidence of book-entry positions representing the Shares (and Additional Shares, as applicable) to be delivered to a transferee pursuant to such Registration Statement, which certificates or book-entry positions shall be free of any restrictive legends and in such denominations and registered in such names as the Subscriber may request. Further, the Company, at its sole expense, and subject to applicable law, shall use commercially reasonable efforts to cause its legal counsel to (a) issue to the transfer agent and maintain a “blanket” legal opinion instructing the transfer agent that, in connection with a sale or transfer of “restricted securities” (i.e., securities issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act), the resale or transfer of which restricted securities has been registered pursuant to an effective Registration Statement by the holder thereof named in such Registration Statement, upon receipt of an appropriate broker representation letter acceptable to the Company and its counsel and other such documentation as the Company or the Company’s counsel deems necessary and appropriate and after confirming compliance with relevant prospectus delivery requirements, is authorized to remove any applicable restrictive legend in connection with such sale or transfer and (b) if the Shares (and any Additional Shares) are not registered pursuant to an effective Registration Statement, issue to the transfer agent a legal opinion to facilitate the sale or transfer of such Common Shares and removal of any restrictive legends pursuant to any exemption from the registration requirements of Section 5 of the Securities Act that may be available to a requesting Subscriber; provided that in the case of a request to remove such restrictive legends in connection with a sale or transfer of Shares (and Additional Shares, as applicable) pursuant to clause (a) or (b) above, the Company shall use its commercially reasonable efforts to cause the Company’s transfer agent to remove any such applicable restrictive legends in connection with such sale or transfer within five business days of such request. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Subscriber), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares (and Additional Shares, as applicable) to the Subscriber other than income and capital gains taxes of the Subscriber that may be incurred in connection with the transactions contemplated hereby.

e. The Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the Subscriber not receive notices from the Company otherwise required by this Section 7; provided, however, that the Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Subscriber and the Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Subscriber’s intended use of an effective Registration Statement, the Subscriber will notify the Company in writing at least five business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(e)) and the related suspension period remains in effect, the Company will so notify the Subscriber, within two business days of the Subscriber’s notification to the Company, by delivering to the Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide the Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

f. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Subscriber (if the Subscriber is named as a selling shareholder under any Registration Statement), its officers, directors, employees, investment advisers and agents, each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in any Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein or the Subscriber has omitted a material fact from such information; provided, however, that the Company shall not be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, to the extent such person was required to deliver or caused to be delivered such prospectus under applicable law, (C) as a result of offers or sales effected by or on behalf of any person by means of a free writing prospectus (as defined in Rule 405 of the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers, sales or transfers effected by or on behalf of a Subscriber in violation of Section 7(d) hereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares (and Additional Shares, as applicable) by the Subscriber.

g. The Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in any Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein. In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares (and Additional Shares, as applicable) giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares (and Additional Shares, as applicable) by the Subscriber.

h. Any person entitled to indemnification pursuant to this Section 7 shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

i. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, in lieu of indemnifying the indemnified party, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(i) shall be individual, not joint and several, and in no event shall the liability of the Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares (and any Additional Shares) giving rise to such indemnification obligation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) following the execution of a definitive agreement among the Company, Merger Sub and Mobix with respect to the Transaction (together with the exhibits and schedules thereto and ancillary agreements specifically referenced therein, the “Transaction Agreement”), such date and time as such Transaction Agreement is terminated in accordance with its terms without the Transaction being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to the Subscription Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived upon or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Subscription Closing, or (d) at the election of the Subscriber, if the Transaction Closing shall not have occurred by the Outside Date (as defined in the Transaction Agreement); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify the Subscriber of the termination of the Transaction Agreement after the termination of such agreement. For the avoidance of doubt, if any termination hereof occurs after the delivery by the Subscriber of the Purchase Price for the Shares, the Company shall promptly (but not later than one business day thereafter) return the Purchase Price to the Subscriber without any deduction for or on account of any tax, withholding, charges or set-off.

9. Trust Account Waiver. The Subscriber acknowledges that the Company is a special purpose acquisition company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. The Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated July 19, 2021 and filed with the Commission on July 21, 2021 and available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering, in their capacity as advisors pursuant to the Business Combination Marketing Agreement, dated July 19, 2021, between the Company, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Subscription Agreement; provided that nothing in this Section 9 shall be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of Common Shares of the Company acquired by any means other than pursuant to this Subscription Agreement.

10. No Short Sales. The Subscriber hereby agrees that, from the date of this Agreement until any Additional Closing, that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber (including the Subscriber’s controlled affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to, any shares or any securities of the Company or any instrument exchangeable for or convertible into any shares or any securities of the Company until the consummation of the Transaction (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding anything to the contrary contained herein, the restrictions in this Section 10 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of the Company (A) held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement, or (ii) ordinary course hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Shares and any Additional Shares subscribed for hereunder and the number of securities sold in such transactions does not exceed the number of securities owned or subscribed for at the time of such transactions. Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the transactions contemplated hereby (including the Subscriber’s affiliates) from entering into any short sales; (ii) in the case that the Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of the Subscriber’s assets, this Section 10 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares (and Additional Shares, as applicable) covered by this Subscription Agreement.

11. Miscellaneous.

a. The Company shall, no later than 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company, Mobix or any of their respective officers, directors, employees or agents has provided to the Subscriber or any of the Subscriber’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Disclosure Document, except for any material, nonpublic information that is the subject to a non-disclosure agreement between the Company, Mobix and Subscriber (such information, “Excluded MNPI”). From and after the issuance of the Disclosure Document, the Subscriber and the Subscriber’s affiliates, attorneys, agents or representatives shall not be in possession of any material, non-public information received from the Company, Mobix or any of their respective officers, directors, employees or agents, except for Excluded MNPI, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, Mobix, or any of their respective affiliates, except for any agreement related to Excluded MNPI. Except with the express written consent of the Subscriber and unless prior thereto, the Subscriber shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause its officers, directors, employees and agents, not to, provide Subscriber with any material, non-public information regarding the Company or the Transaction from and after the filing of the Disclosure Document, other than to the extent that providing notice to the Subscriber of the occurrence of the events listed in (A) through (E) of Section 7(c)(i) herewith constitutes material, nonpublic information regarding the Company. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not (and shall cause its officers, directors, employees or agents not to), without the prior written consent of the Subscriber, publicly disclose the name of the Subscriber, its investment adviser or any of their respective affiliates or advisers, or include the name of the Subscriber, its investment adviser or any of their respective affiliates or advisers (i) in any press release, marketing materials, media or similar circumstances or (ii) in any filing with the SEC or any regulatory agency or trading market, other than the Registration Statement, the filing of this agreement with a Current Report on Form 8-K of the Company upon the public announcement of the Transaction and any related description in such Form 8-K (if deemed necessary or advisable by counsel to the Company) and except (A) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (B) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading, provided that in the case of this clause (ii), the Company shall provide the Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Subscriber regarding such disclosure.

b. Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares or Additional Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of the other party hereto, except that this Subscription Agreement and any of the Subscriber’s rights and obligations hereunder may be assigned to any member, limited partner or other investor in the Subscriber or any fund or other account or entity managed by a member or by the same investment manager as the Subscriber or by an affiliate (as defined in Rule 12b-2 under the Exchange Act) of such member or investment manager without the prior consent of the Company; provided that the Subscriber gives prior written notice to the Company, and such assignee or transferee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 6 hereof and completes Schedule A hereto.

c. The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares (and any Additional Shares), and the Subscriber promptly shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures, provided that the Company agrees to keep confidential any such information to the extent such information is not in the public domain, was not provided lawfully to the Company by another source not under a duty of confidentiality and except to the extent disclosure of such information by the Company is compelled by law, court order or a self-regulatory organization such as Nasdaq or The Financial Industry Regulatory Authority (FINRA) or required to be included in the Registration Statement, in which case, the Company shall provide the Subscriber with prior written notice of any disclosure of such information if reasonably practicable and legally permitted.

d. The Subscriber acknowledges that the Company may rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement. The Company acknowledges that the Subscriber will rely on the acknowledgements, understandings, agreements, representations and warranties of the Company contained in this Subscription Agreement. Prior to any Additional Closing, each party hereto agrees to promptly notify the other party if any of their respective acknowledgments, understandings, agreements, representations and warranties set forth in Section 5 or Section 6, as applicable, above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case such party shall notify the other party if they are no longer accurate in any respect).

e. The Company and the Subscriber are entitled to rely upon this Subscription Agreement, and each of the Company and the Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof when required by law, governmental authority or self-regulatory organization to do so in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

f. All of the agreements, representations and warranties made by each party to this Subscription Agreement shall survive the Subscription Closing.

g. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 hereof) except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided that any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h. This Subscription Agreement, together with the Sponsor Letter Agreement, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in Section 7 and in subsection (b) of this Section 11, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

i. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k. This Subscription Agreement may be executed in one or more counterparts (including by electronic signature or email of a .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

m. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier postage prepaid (receipt requested), (c) on the date sent by email (with no “bounceback” or notice of non-delivery), or (d) on the third business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(m)):

i.	if to the Subscriber, to such address or addresses set forth on the Subscriber’s signature page hereto;

ii.	if to the Company prior to the Transaction Closing, to:

Chavant Capital Acquisition Corp.

445 Park Avenue, 9th Floor
New York, NY 10022

Attention: Jiong Ma

Email: [****]

With a required copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: John C. Ericson; Mark Brod

Email: jericson@stblaw.com; mbrod@stblaw.com

iii.	If to Mobix prior to the Transaction Closing, to:

Mobix Labs, Inc.

15420 Laguna Canyon Rd., suite 100

Irvine, CA 92618

Attention: Keyvan Samini

Email: legal@mobixlabs.com

With a required copy to (which shall not constitute notice):

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10022

Attention: Alan I. Annex; Kevin Friedmann; Laurie Green

Email: Annexa@gtlaw.com; FriedmannK@gtlaw.com; GreenL@gtlaw.com

iv.	If to the Company after the Transaction Closing, to:

Mobix Labs, Inc.

15420 Laguna Canyon Rd., suite 100

Irvine, CA 92618

Attention: Keyvan Samini

Email: legal@mobixlabs.com

With a required copy to (which shall not constitute notice):

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10022

Attention: Alan I. Annex; Kevin Friedmann; Laurie Green

Email: Annexa@gtlaw.com; FriedmannK@gtlaw.com; GreenL@gtlaw.com

n. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE Court of Chancery of the State of Delaware; provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any ACTION, SUIT OR PROCEEDING hereunder may be brought in any federal court located in the State of Delaware or any other Delaware state court. THE PARTIES HERETO HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT SUCH PARTY IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11(m) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

12. Separate Obligations. For the avoidance of doubt, all obligations of the Subscriber hereunder are separate and several from the obligations of any Other Subscriber. The decision of the Subscriber to purchase the Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, financial condition or results of operations of the Company, Mobix, or any of their respective subsidiaries which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither the Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or Other Subscribers pursuant hereto or thereto, shall be deemed to constitute the Subscriber and Other Subscriber as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and the Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: Chavant Capital Partners LLC		State/Country of Formation or Domicile: Delaware

By:	/s/ Jiong Ma

Name:	Jiong Ma

Title:	Manager

Name in which shares are to be registered (if different):	Date: December 19, 2023

Subscriber’s EIN: [****]

Business Address-Street: c/o Chavant Capital Acquisition Corp., 445 Park Avenue, 9th Floor	Mailing Address-Street (if different):

City, State, Zip: New York, NY 10022	City, State, Zip:

Attn: Jiong Ma	Attn:

Telephone No.: [****]	Telephone No.:

Email Address: [****]	Email Address:

Number of Shares subscribed for:
199,737

Aggregate Subscription Amount: $1,997,370	Price Per Share: $10.00

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Chavant Capital Acquisition Corp. has accepted this Subscription Agreement as of the date set forth below.

CHAVANT CAPITAL ACQUISITION CORP.

By:	/s/ Jiong Ma
Name:	Jiong Ma
Title:	Chief Executive Officer

Date: December 19, 2023

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).
2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☒ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2.	☒ We are not a natural person.

C.	AFFILIATE STATUS

(Please check the applicable box)

THE SUBSCRIBER:

☒	is:
☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page and the following pages on Schedule A should be completed by the Subscriber and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the Shares to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity;

☐ Any broker or dealer registered under Section 15 of the Exchange Act;

☐ Any investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐ Any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940;

☐ Any insurance company, as defined in Section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act;

☐ Any small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ Any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐ Any plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million;

☐ Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million, or if the employee benefit plan is a self-directed plan in which investment decisions are made solely by persons that are accredited investors;

☐ Any private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any corporation, Massachusetts or similar business trust, partnership, or limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Shares, and that has total assets in excess of $5 million;

☐ Any trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

☒ Any entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed herein;

☐ Any entity of a type not listed above, that is not formed for the specific purpose of acquiring the Shares and owns investments in excess of $5 million. For purposes of this test, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940;

☐ Any family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of $5 million; (ii) is not formed for the specific purpose of acquiring the Shares and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment;

☐ Any family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of the test immediately above and whose prospective investment in the issuer is directed by that family office pursuant to clause (iii) immediately above;

☐ Any natural person whose individual net worth, or joint net worth with my spouse or spousal equivalent, exceeds $1,000,000;1

☐ Any natural person who had individual income exceeding $200,000 in each of the last two calendar years and has a reasonable expectation of reaching the same income level in the current calendar year;2

☐ Any natural person who had joint income with spouse or spousal equivalent exceeding $300,000 in each of the last two calendar years and has a reasonable expectation of reaching the same income level in the current calendar year, as defined above;

☐ Any director, executive officer, or general partner of the issuer of the Shares or sold, or any director, executive officer, or general partner of a general partner of that issuer; or

☐ Any natural person who holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status.3

1 For purposes of this test, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. “Total liabilities” excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Shares are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Shares for the purpose of investing in the Shares. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. “Joint net worth” can be the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.

2 For purposes of this test, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c)  any deduction claimed for depletion under Section 611 et seq. of the Internal Revenue Code, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

3 In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes hereof, the Commission will consider, among others, the following attributes: (a) the certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution; (b) the examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing; (c) persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and (d) an indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable. As of the date hereof, the Commission has designated three certifications and designations administered by the Financial Industry Regulatory Authority, Inc. as qualifying for accredited investor status: (i) Licensed General Securities Representative (Series 7); (ii) Licensed Investment Adviser Representative (Series 65); and (iii) Licensed Private Securities Offerings Representative (Series 82).